As filed with the Securities and Exchange Commission on July 7, 2011
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Indemnity plc
(Exact name of Registrant as specified in its charter)

Ireland	98-0664891

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Ireland
Telephone: 353 (0) 1 618 0517
(Name, address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
United National Insurance Company
Three Bala Plaza East, Suite 300
Bala Cynwyd, PA 19004
Telephone: (610) 664-1500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Gary Horowitz
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Telephone: (212) 455-2000
Facsimile: (212) 455-2502
     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Proposed Maximum	Amount of
to be Registered	Aggregate Offering Price	Registration Fee
Class A ordinary shares, $0.0001 par value	(1)	(1)
Class B ordinary shares, $0.0001 par value	(1)	(1)
Preferred shares, $0.0001 par value	(1)	(1)
Depositary shares	(1)	(1)
Debt Securities	(1)	(1)
Warrants to purchase ordinary shares or preferred shares	(1)	(1)
Warrants to purchase debt securities	(1)	(1)
Stock purchase contracts	(1)	(1)
Stock purchase units	(1)	(1)

(1)	Pursuant to Rule 457(p) under the Securities Act, filing fees have already been paid with respect to securities available for issuance under Registration Statement No. 333-157357 (the “Prior Registration Statement”) filed by United America Indemnity, Ltd. (“UAI Ltd.”) on February 17, 2009 and have been carried forward. This Registration Statement is being filed by Global Indemnity plc as successor issuer to UAI Ltd. The Prior Registration Statement originally registered with an aggregate maximum offering price of $300,000,000, of which an aggregate amount of $199,852,172 remains available for issuance. No additional securities are to be registered pursuant to this Registration Statement. Therefore, no further registration fee is required.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Registration Statement on Form S-3 (the “Registration Statement”) is being filed by Global Indemnity plc (“Global Indemnity”), an Irish public limited company, as successor issuer to United America Indemnity, Ltd. (“UAI Ltd.”). On July 2, 2010, UAI Ltd. completed the Scheme of Arrangement pursuant to which the UAI Ltd. Class A and Class B common shares were cancelled and holders of the UAI Ltd.’s Class A common shares and Class B common shares received one Class A ordinary share and one Class B ordinary share of Global Indemnity for every two UAI Ltd. Class A common shares and every two UAI Ltd. Class B common shares, respectively; provided that holders of UAI Ltd. common shares who would have otherwise received fractional shares in Global Indemnity as a result of the one-for-two exchange received cash in consideration of such fractional shares, which would otherwise have been issued (the “Transaction”). As a result of this Transaction, UAI Ltd. became a wholly-owned subsidiary of Global Indemnity, and Global Indemnity is the successor issuer to UAI Ltd. This Registration Statement is being filed as a replacement of Registration Statement No. 333-157357 on Form S-3 (the “Prior Registration Statement”) filed by UAI Ltd. on February 17, 2009. Registration fees were paid at the time of filing of the Prior Registration Statement. The Prior Registration Statement originally registered with an aggregate maximum offering price of $300,000,000, of which an aggregate amount of $199,852,172 remains available for issuance.

PROSPECTUS
$199,852,172
GLOBAL INDEMNITY PLC
Class A Ordinary Shares, Class B Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants to Purchase Class A Ordinary Shares,
Warrants to Purchase Preferred Shares,
Warrants to Purchase Debt Securities, Stock Purchase Contracts and
Stock Purchase Units
          We may from time to time offer and sell securities that have an aggregate initial offering price of up to $199,852,172 in one or more offerings. We may offer these securities separately or together in any combination and as separate series. This prospectus provides you with a general description of the securities we may offer. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.
          Our Class A ordinary shares are traded on the NASDAQ Global Select Market under the symbol “GBLI.”
          Investing in our securities involves risks. See “Risk Factors” beginning on page vi of this prospectus.
          This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
          This document is important and requires your immediate attention. If you are in any doubt as to what action you should take, you are recommended to consult immediately your stockbroker, bank manager, solicitor, fund manager or other appropriate financial adviser being, if you are resident in Ireland, an organisation or firm authorized or exempted pursuant to the European Communities (Markets in Financial Instruments) Regulations (nos. 1 to 3) 2007 or the Investments Intermediaries Act 1995 (as amended) or another appropriately authorized adviser if you are in a territory outside Ireland.
          This document does not constitute a prospectus within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland. No offer of Class A ordinary shares or other securities of Global Indemnity to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland) in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland. This document has not been approved or reviewed by or registered with the Central Bank of Ireland.
          This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or otherwise. Global Indemnity is not an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.
The date of this prospectus is July 7, 2011.

Table of Contents

About this Prospectus	i
Risk Factors	ii
Forward-Looking Statements	ii
Global Indemnity plc	1
Use of Proceeds	2
Ratio of Earnings to Fixed Charges and Preferred Share Dividends	2
General Description of the Offered Securities	3
Description of Share Capital	4
Description of the Depositary Shares	17
Description of the Debt Securities	19
Description of the Warrants to Purchase Class A Ordinary Shares or Preferred Shares	29
Description of the Warrants to Purchase Debt Securities	31
Description of Stock Purchase Contracts and Stock Purchase Units	32
Plan of Distribution	33
Legal Matters	35
Experts	35
Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters	35
Where You Can Find More Information	36
          We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.
          This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”
          As used in this prospectus, unless the context requires otherwise, (i) “Global Indemnity,” “we,” “us,” “the Company” and “our” refer to Global Indemnity plc, an Irish public limited company, and its U.S. and non-U.S. subsidiaries, (ii) “UAI Ltd.” refer to United America Indemnity, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands and Global Indemnity’s predecessor and (iii) references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.
ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, relating to the Class A ordinary shares, Class B ordinary shares, preferred shares, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units described in this prospectus. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

i

This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
RISK FACTORS
          You should carefully consider the specific risks described in Item 1A of Part I of Global Indemnity’s Annual Report on Form 10-K for the year ended December 31, 2010, Item 1A of Part II of Global Indemnity’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” elsewhere in this prospectus.
FORWARD-LOOKING STATEMENTS
          All statements included in this prospectus, any accompanying prospectus supplement and the documents they incorporate by reference, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of identified transactions, and statements about the future performance, operations, products and services of the companies.
          Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:
•	the ineffectiveness of our business strategy due to changes in current or future market conditions;
•	the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products;
•	greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices have anticipated;
•	decreased level of demand for our insurance products or increased competition due to an increase in capacity of property and casualty insurers;
•	risks inherent in establishing loss and loss adjustment expense reserves;
•	uncertainties relating to the financial ratings of our insurance subsidiaries;
•	uncertainties arising from the cyclical nature of our business;

ii

•	changes in our relationships with, and the capacity of, our general agents;
•	the risk that our reinsurers may not be able to fulfill obligations;
•	investment performance and credit risk;
•	risks associated with our re-domestication to Ireland;
•	new tax legislation or interpretations that could lead to an increase in our tax burden; and
•	uncertainties relating to governmental and regulatory policies.
          The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Global Indemnity’s Annual Report on Form 10-K for the year ended December 31, 2010, Item 1A of Part II Global Indemnity’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 and the documents that we file with the SEC from time to time. You may obtain copies of these documents as described under the heading “Where You Can Find More Information” elsewhere in this prospectus.
          Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

iii

GLOBAL INDEMNITY PLC
          Global Indemnity, one of the leading specialty property and casualty insurers in the industry, provides its insurance products across a full distribution network — binding authority, program, brokerage, and reinsurance. We manage the distribution of these products in two segments: (a) Insurance Operations and (b) Reinsurance Operations.
Corporate Information
          We are organized under the laws of Ireland. We maintain a registered office in Arthur Cox Building, Earlsfort Terrace, Dublin 2, Republic of Ireland. Our telephone number is 353 (0) 1 618 0517. Our Internet address is www.globalindemnity.ie. Information contained on our website is not incorporated by reference into and does not form a part of this prospectus.
Our Insurance Operations
          Global Indemnity distributes property and casualty insurance products and operate predominantly in the excess and surplus lines marketplace. To manage our operations, we differentiate them by product classification. These product classifications are:
•	Penn-America, which includes property and general liability products for small commercial businesses distributed through a select network of wholesale general agents with specific binding authority;
•	United National, which includes property, general liability, and professional lines products distributed through program administrators with specific binding authority; and
•	Diamond State, which includes property, casualty, and professional lines products distributed through wholesale brokers and program administrators with specific binding authority.
          These product classifications comprise our Insurance Operations business segment and are not considered individual business segments because each product has similar economic characteristics, distribution, and coverages. Our Insurance Operations provide property, casualty, and professional liability products utilizing customized guidelines, rates, and forms tailored to our risk and underwriting philosophy. Our Insurance Operations are licensed to write on a surplus lines (non-admitted) basis and an admitted basis in all 50 U.S. States, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, which provides us with flexibility in designing products, programs, and in determining rates to meet emerging risks and discontinuities in the marketplace. In 2010, gross premiums written were $245.5 million compared to $268.0 million for 2009.
          We distribute our insurance products through a group of approximately 103 professional wholesale general agencies that have specific quoting and binding authority, as well as a number of wholesale insurance brokers who in turn sell our insurance products to insureds through retail insurance brokers.
          Our insurance companies are rated “A” (Excellent) by A.M. Best, which assigns credit ratings to insurance companies transacting business in the United States. “A” (Excellent) is the third highest rating of sixteen rating categories. These ratings are based upon factors of concern to policyholders, such as capital adequacy, loss reserve adequacy, and overall operating performance, and are not directed to the protection of investors.
Our Reinsurance Operations
          Our Reinsurance Operations segment provides reinsurance solutions through brokers, primary writers, including regional insurance companies, and program managers and consists solely of the operations of Wind River Reinsurance Company, Ltd. (“Wind River Reinsurance”). Wind River Reinsurance is a Bermuda-based treaty reinsurer of excess and surplus lines carriers, specialty property and casualty insurance companies and U.S. regional insurance writers. Wind River Holdings, L.P. also participates as a retrocessionaire on business assumed by other reinsurers. Wind River Reinsurance began offering third party reinsurance in the third quarter of 2006 and entered into its initial third party reinsurance treaty effective January 1, 2007. Wind River Reinsurance also provides quota share and stop-loss reinsurance to our Insurance Operations. In 2010, gross premiums written from third parties were $100.3 million compared to $73.0 million for 2009. Wind River Reinsurance is listed with the International Insurers Department of the National Association of Insurance Commissioners. Although Wind River Reinsurance does not currently offer direct third party excess and surplus lines insurance products, it is eligible to write on a surplus lines basis in 31 U.S. states and the District of Columbia.
          Wind River Reinsurance conducts business in Bermuda. While we believe many reinsurers in Bermuda continue to focus on catastrophe oriented reinsurance solutions, Wind River Reinsurance is part of a smaller group of companies seeking niche and casualty oriented treaty opportunities. While Wind River Reinsurance will consider unique catastrophe oriented placements, this is a very selective process and is not its primary focus. Given the pricing environment of the larger casualty oriented organizations, Wind River Reinsurance continues to cautiously deploy and manage its capital while seeking to position itself as a niche reinsurance solution provider. We believe the current market dictates that growth will be very measured.
          As part of the aforementioned reinsurance that Wind River Reinsurance provides to our Insurance Operations, our Insurance Operations cede 50% of their net unearned premiums, plus 50% of the net retained insurance liability of all new and renewal business to Wind River Reinsurance under a quota share reinsurance agreement. Wind River Reinsurance also provides stop-loss protection for our Insurance Operations in a 70% through 90% loss ratio corridor.
          Wind River Reinsurance is rated “A” (Excellent) by A.M. Best.
USE OF PROCEEDS
          Unless otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include repayment of indebtedness, expansion of the net underwriting capacity of our insurance subsidiaries and acquisitions. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
          For purposes of computing the following ratios, earnings consist of net income (loss) before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals.

	Fiscal Year Ended December 31,					Three Months Ended March 31
	2010	2009	2008	2007	2006	2011	2010
Ratio of Earnings to Fixed Charges	11.7x	9.9x	NM	10.4x	9.5x	11.7x	11.4x
Ratio of Earnings to Fixed Charges and Preferred Share Dividends	11.7x	9.9x	NM	10.4x	9.5x	11.7x	11.4x

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
          We may, from time to time, offer under this prospectus, separately or together:
•	Class A ordinary shares,
•	Class B ordinary shares,
•	preferred shares, which may be represented by depositary shares as described below,
•	unsecured debt securities,
•	warrants to purchase Class A ordinary shares,
•	warrants to purchase preferred shares,
•	warrants to purchase debt securities,
•	stock purchase contracts to purchase ordinary shares, and
•	stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder’s obligation to purchase ordinary shares under the stock purchase contract, any of our debt securities or debt obligations of third parties, including U.S. Treasury securities.

DESCRIPTION OF SHARE CAPITAL
          The following description is a summary of our share capital. This summary is not complete and is subject to the complete text of Global Indemnity’s forms of memorandum and articles of association, which are incorporated by reference. See “Incorporation of Certain Information by reference.” We encourage you to read those documents carefully.
Capital Structure
          Authorized Share Capital. The authorized share capital of Global Indemnity is €40,000 and US$100,000 divided into 40,000 ordinary shares (which have become 40,000 deferred shares on the consummation of the Transaction) with a nominal value of €1 per share, 600,000,000 Class A ordinary shares with a nominal value of US$0.0001 per share, 300,000,000 Class B ordinary shares with a nominal value of US$0.0001 per share and 100,000,000 preferred shares with a nominal value of US$0.0001 per share.
          We may issue shares subject to the maximum prescribed by our authorized share capital contained in our articles of association.
          As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An “ordinary resolution” requires a majority of the total number of votes of Global Indemnity’s shareholders present in person or by proxy cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, the articles of association of Global Indemnity authorize the board of directors of Global Indemnity to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of Global Indemnity’s incorporation on March 9, 2010.
          Our authorized share capital may be increased or reduced as provided for in Global Indemnity articles of association. Our shares comprising the authorized share capital may be divided into shares of such par value as our articles of association prescribe.
          The rights and restrictions to which the ordinary shares are subject are prescribed in Global Indemnity’s articles of association. Global Indemnity’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Global Indemnity. The Global Indemnity board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other series of preferred shares and to establish the characteristics of each series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.
          Irish law does not recognize fractional shares held of record; accordingly, the official Irish register of shareholders of Global Indemnity does not reflect any fractional shares. Whenever as a result of an alteration or reorganization of the share capital of Global Indemnity any shareholder would become entitled to fractions of a share the directors may, on behalf of these shareholders, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of the sale in due proportion among those shareholders (after deduction of brokerage commissions or other sale expenses). This ability of the directors of Global Indemnity to dispose of fractional shares is required in order to comply with the Irish law prohibition on fractional shares held of record.
          Issued Share Capital. Immediately prior to the Transaction, the issued share capital of Global Indemnity was €40,000, comprised of 40,000 ordinary shares, with par value of €1 per share (the “Euro Share Capital”). In connection with the consummation of the Transaction, the Euro Share Capital was reclassified as deferred shares which do not carry any right to a dividend or to receive notice of or to attend, vote or speak at any shareholder meeting and only confer the right on a return of capital, on a winding-up or otherwise, to repayment of the nominal value paid on those shares and only after repayment of the Class A and Class B ordinary shares in full and which may be acquired by Global Indemnity for no consideration.

Global Indemnity simultaneously issued a number of Class A and Class B ordinary shares with a par value of $0.0001 each that took into account the one-for-two exchange of Class A and Class B ordinary shares for the UAI Ltd. Class A and Class B common shares that were cancelled as part of the Transaction (including shares of Global Indemnity issued to UAI Ltd. in respect of any shares of UAI Ltd. held as treasury shares immediately prior to the Transaction Time). All shares issued on completion of the Transaction were issued as fully paid up.
Pre-emption Rights, Share Warrants and Share Options
          Certain statutory pre-emption rights apply automatically in favor of Global Indemnity’s shareholders where shares in Global Indemnity are to be issued for cash. However, Global Indemnity has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. This opt-out must be renewed every five years by a special resolution of the shareholders. A special resolution requires not less than 75% of the votes of Global Indemnity’s shareholders present in person or by proxy cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Global Indemnity pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).
          The articles of association of Global Indemnity provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Global Indemnity is subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization.
          Global Indemnity is subject to the rules of NASDAQ that require shareholder approval of certain share issuances.
Dividends
          Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Global Indemnity less accumulated realized losses of Global Indemnity. In addition, as a public limited company, no distribution or dividend may be made unless the net assets of Global Indemnity are equal to, or in excess of, the aggregate of Global Indemnity’s called up share capital plus undistributable reserves and the distribution does not reduce Global Indemnity’s net assets below such aggregate amount. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Global Indemnity’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Global Indemnity’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.
          The determination as to whether or not Global Indemnity has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Global Indemnity. The “relevant accounts” will be the last set of unconsolidated annual audited financial statements (except for any initial set of unconsolidated audited financial statements produced prior to the end of a company’s first fiscal year and which are not therefore annual audited financial statements) prepared in accordance with the Irish Companies Acts and any unaudited financial statements as are necessary to enable a reasonable judgment to be made as to the level of distributable reserves and which give a “true and fair view” of Global Indemnity’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

          The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of Global Indemnity. Global Indemnity’s articles of association authorize the directors to declare such dividends as appear justified from the profits of Global Indemnity without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although a payment of dividends may be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.
          The directors of Global Indemnity may deduct from any dividend payable to any member all sums of money (if any) immediately payable by such member to Global Indemnity in relation to shares of Global Indemnity.
          The directors of Global Indemnity are also entitled to issue shares with preferred rights to participate in dividends declared by Global Indemnity. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.
Share Repurchases, Redemptions and Conversions
     Overview
          Article 3(h) of Global Indemnity’s articles of association provides that any ordinary share which Global Indemnity has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Global Indemnity will technically be effected as a redemption of those shares as described below under “— Repurchases and Redemptions by Global Indemnity.” If the articles of association of Global Indemnity did not contain Article 3(h), repurchases by Global Indemnity would be subject to many of the same rules that apply to purchases of Global Indemnity ordinary shares by subsidiaries described below under “— Purchases by Subsidiaries of Global Indemnity,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of Global Indemnity, we are referring to the redemption of ordinary shares by Global Indemnity pursuant to Article 3(h) of the articles of association or the purchase of ordinary shares of Global Indemnity by a subsidiary of Global Indemnity, in each case in accordance with the Global Indemnity articles of association and Irish company law as described below.
     Repurchases and Redemptions by Global Indemnity
          Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Dividends”) or the proceeds of a new issue of shares for that purpose. The issue of redeemable shares may only be made by Global Indemnity where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Global Indemnity. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem Global Indemnity shares.
          The board of directors of Global Indemnity will also be entitled to issue shares which may be redeemed at the option of either Global Indemnity or the shareholder, depending on the terms of such preferred shares. Please see “— Capital Structure — Authorized Share Capital” above for additional information on redeemable shares.
          Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Global Indemnity at any time must not exceed 10% of the nominal value of the issued share capital of Global Indemnity. While Global Indemnity holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Global Indemnity or re-issued subject to certain conditions.

     Purchases by Subsidiaries of Global Indemnity
          Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Global Indemnity either on-market or off-market. A general authority of the shareholders of Global Indemnity is required to allow a subsidiary of Global Indemnity to make on-market purchases of Global Indemnity ordinary shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Global Indemnity ordinary shares is required. We expect that Global Indemnity will seek such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of Global Indemnity in 2011 and at subsequent annual general meetings. In order for a subsidiary of Global Indemnity to make an on-market purchase of Global Indemnity’s shares, such shares must be purchased on a “recognized stock exchange.” NASDAQ, on which the Class A ordinary shares of Global Indemnity are listed, is recognized as a recognized stock exchange for this purpose by Irish company law. For an off-market purchase by a subsidiary of Global Indemnity, the proposed purchase contract must be authorized by special resolution of the shareholders of Global Indemnity before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Global Indemnity.
          The number of shares held by the subsidiaries of Global Indemnity at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Global Indemnity. While a subsidiary holds shares of Global Indemnity, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Global Indemnity by a subsidiary must be funded out of distributable reserves of the subsidiary.
Consolidation and Division; Subdivision
          Under its articles of association, Global Indemnity may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its memorandum of association.
Reduction of Share Capital
          Global Indemnity may, by ordinary resolution, cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorized share capital by the amount of shares so cancelled. Global Indemnity also may by special resolution reduce its issued share capital, any capital redemption reserve fund or any share premium account in any manner and subject to any incident authorized and consent required, by law, including that of the Irish High Court.
General Meetings of Shareholders
          Global Indemnity is required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after Global Indemnity’s fiscal year-end. The first annual general meeting of Global Indemnity may be held outside of Ireland. Thereafter, any annual general meeting may be held outside of Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. Subject to applicable law, all general meetings of Global Indemnity may be held outside Ireland.
          Extraordinary general meetings of Global Indemnity may be convened by the board of directors, or on requisition of the shareholders holding not less than 10% of the paid up share capital of Global Indemnity carrying voting rights. In limited circumstances, Global Indemnity’s auditors can require the board of directors to convene extraordinary general meetings of Global Indemnity. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Global Indemnity as may be required from time to time. Unless the consent of all the shareholders entitled to receive notice of that meeting is obtained at any extraordinary general meeting, only such business shall be conducted as is set forth in the notice thereof.

          Notice of a general meeting must be given to all shareholders of Global Indemnity (with the exception of the holders of the Euro Share Capital) and to the auditors of Global Indemnity. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, Global Indemnity’s articles of association include provisions reflecting these requirements of Irish law.
          In the case of an extraordinary general meeting convened by shareholders of Global Indemnity, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Global Indemnity’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.
          The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.
          Pursuant to Irish law, if the directors become aware that the net assets of Global Indemnity are half or less of the amount of Global Indemnity’s called-up share capital, the directors of Global Indemnity must convene an extraordinary general meeting of Global Indemnity’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.
Directors
          Directors of Global Indemnity are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board of directors. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until such time as additional directors have been appointed to replace them. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the next greatest number of votes in favor of their election shall hold office until one or more additional directors have been appointed to replace that director.
Voting
          All votes at a meeting shall be determined by a poll and every shareholder shall have one vote for each Class A ordinary share and ten votes for each Class B ordinary share that he or she holds as of the record date for the meeting (unless statute provides otherwise such as is the case in a scheme of arrangement). Voting rights on a poll may be exercised by shareholders registered in Global Indemnity’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Global Indemnity’s articles of association. The articles of association of Global Indemnity permit the appointment of proxies by the shareholders to be notified to Global Indemnity electronically.
          In accordance with the articles of association of Global Indemnity, the directors of Global Indemnity may from time to time cause Global Indemnity to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

          Treasury shares will not be entitled to vote at general meeting of shareholders.
          The Euro Share Capital carries no right to receive notice of or to attend, vote or speak at any shareholder meeting.
          Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes of Global Indemnity’s shareholders present in person or by proxy cast at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Global Indemnity’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:
•	Amending the objects or memorandum of association of Global Indemnity;

•	Amending the articles of association of Global Indemnity;

•	Approving a change of name of Global Indemnity;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of Global Indemnity from a public limited company as a private company;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	The reduction of share capital;

•	Resolving that Global Indemnity be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.
          A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% or more in value of the shares of Global Indemnity present and voting in person or by proxy; and (2) 50% in number of the voting shareholders, at the meeting convened to consider the scheme.
Variation of Rights Attaching to a Class or Series of Shares
          Variation of all or any special rights attached to any class or series of shares of Global Indemnity is addressed in the articles of association of Global Indemnity as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of Global Indemnity must be approved in writing by holders of three quarters (3/4) of the issued shares as that class or with the sanction of a special resolution of the shareholders of the class or series affected.

Quorum for General Meeting
          The presence, in person or by proxy, of one or more holders holding at least a majority of the votes eligible to be cast at a general meeting constitutes a quorum for the conduct of business. No business may take place at a general meeting of Global Indemnity if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of Global Indemnity. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.
Inspection of Books and Records
          Under Irish law, shareholders have the right to: (1) receive a copy of the memorandum and articles of association of Global Indemnity and any act of the Irish Government which alters the memorandum of association of Global Indemnity; (2) inspect and obtain copies of the minutes of general meeting and resolutions of Global Indemnity; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Global Indemnity; (4) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of a subsidiary company of Global Indemnity which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Global Indemnity will also have the right to inspect all books, records and vouchers of Global Indemnity. If required by law, the auditors’ report must be circulated to the shareholders with copies of the balance sheet and auditors’ report 21 days before the annual general meeting and must be read to the shareholders at Global Indemnity’s annual general meeting.
Acquisitions
          There are a number of mechanisms for acquiring an Irish public limited company, including:
          (a) a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% or more in value of the shares of Global Indemnity present in person or by proxy and entitled to vote; and (2) 50% in number of the voting shareholders, at the meeting convened to consider the scheme;
          (b) through a tender offer by a third party for all of the shares of Global Indemnity. Where the holders of 80% or more in value of Global Indemnity’s ordinary shares have accepted an offer for their shares in Global Indemnity, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Global Indemnity were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and
          (c) it is also possible for Global Indemnity to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If Global Indemnity is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to Global Indemnity’s shareholders is not all in the form of cash, Global Indemnity’s shareholders may be entitled to require their shares to be acquired at fair value.
          Under Irish law, there is no general requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s assets to a third party.
Appraisal Rights
          Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares
          Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in at least 5% of the shares of an Irish public limited company. A shareholder of Global Indemnity must therefore make such a notification to Global Indemnity if as a result of a transaction the shareholder will be interested in 5% or more of the shares of Global Indemnity; or if as a result of a transaction a shareholder who was interested in more than 5% will cease to be interested in at least 5% of the shares of Global Indemnity. Where a shareholder is interested in more than 5% of the shares of Global Indemnity, any alteration of his or her interest that brings his or her total holding to the nearest whole percentage number, whether an increase or a reduction, must be notified to Global Indemnity. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Global Indemnity’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Global Indemnity within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any shares in Global Indemnity concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.
          Global Indemnity’s articles of association also give authority to the board of directors to request from any direct or indirect holder of shares, such information as is required to determine whether that shareholder may be a U.S. person and controls 9.5% or more of the voting power of Global Indemnity. Global Indemnity has the power under it articles to adjust the voting power of all shares to the extent necessary so that there is no 9.5% U.S. shareholder, to avoid potential consequences for the U.S. shareholder under the United States Internal Revenue Code of 1986, except that, such adjustment shall not apply to the Fox Paine Entities or any group, as that term is used in Section 13(d) of the Exchange Act, referred to as a “13D Group,” which beneficially owns greater than 75% of the voting power or value of the issued shares of Global Indemnity or any 13D Group in which a Fox Paine entity participates.
          Further, under Global Indemnity’s articles of association, any direct or indirect holder of shares that has actual knowledge that it is the owner of 9.5% or more of the voting power of all issued and outstanding shares of Global Indemnity shall give notice to Global Indemnity within ten days of acquiring that knowledge.
          In addition to the above disclosure requirement, Global Indemnity, under the Irish Companies Acts, may by notice in writing require a person whom Global Indemnity knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Global Indemnity’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of Global Indemnity, to give such further information as may be required by Global Indemnity including particulars of such person’s own past or present interests in shares of Global Indemnity. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.
          Where such a notice is served by Global Indemnity on a person who is or was interested in shares of Global Indemnity and that person fails to give Global Indemnity any information required within the reasonable time specified, Global Indemnity may apply to court for an order directing that the affected shares be subject to certain restrictions.
          Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:
          (a) any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

          (b) no voting rights shall be exercisable in respect of those shares;
          (c) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and
          (d) no payment shall be made of any sums due from Global Indemnity on those shares, whether in respect of capital or otherwise.
          Where the shares in Global Indemnity are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.
Anti-Takeover Provisions
     Irish Takeover Rules and Substantial Acquisition Rules
          A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Global Indemnity will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.
     General Principles
          The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:
          • in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;
          • the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;
          • the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;
          • false markets in the securities of the target company or any other company concerned by the offer must not be created;
          • a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;
          • a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and
          • a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.
     Mandatory Bid
          If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in Global Indemnity, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Global Indemnity if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period.

A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule. Fox Paine and its affiliates are considered by Global Indemnity as a single holder with regard to their holdings in Global Indemnity for these purposes.
     Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements
          A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of Global Indemnity within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Global Indemnity ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.
          If the bidder or any of its concert parties has acquired ordinary shares of Global Indemnity (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Global Indemnity or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Global Indemnity ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Global Indemnity in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.
          An offer period will generally commence from the date of the first announcement of the offer or proposed offer.
     Substantial Acquisition Rules
          The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Global Indemnity. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Global Indemnity is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Global Indemnity and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.
     Frustrating Action
          Under the Irish Takeover Rules, the board of directors of Global Indemnity is not permitted to take any action which might frustrate an offer for the shares of Global Indemnity once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:
          (a) the action is approved by Global Indemnity’s shareholders at a general meeting; or
          (b) with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.
Voting of Subsidiaries’ Shares
          Global Indemnity’s articles of association provide that, if Global Indemnity is required or entitled to vote at a general meeting of any direct subsidiary of Global Indemnity that is organized under the laws of a jurisdiction outside the United States of America, the directors shall refer the subject matter of the vote to the shareholders of Global Indemnity at a general meeting (subject to certain exceptions) and seek authority from the shareholders for the Company’s corporate representative or proxy to vote in favor of the resolution proposed by the subsidiary, unless the subsidiary is or has elected to be disregarded from its owner for United States federal income tax purposes and does not own, directly or indirectly, any subsidiary organized under the laws of a jurisdiction outside the United States of America that is treated as a corporation for United States federal income tax purposes (each such non-United States subsidiary that is not disregarded, or that is disregarded but owns, directly or indirectly, a non-United States subsidiary that is treated as a corporation for such purposes, a “Non-U.S. Regarded Subsidiary”). The Directors shall cause Global Indemnity’s corporate representative or proxy to vote Global Indemnity’s shares in the Non-U.S. Regarded Subsidiary pro rata to the votes received at the general meeting of Global Indemnity, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U S. Regarded Subsidiary, provided, however, that the foregoing shall not apply to any subject matter regarding a U.S. indirect subsidiary of Global Indemnity that is required to be voted on by a Non-U.S. Regarded Subsidiary of the Company as the shareholder of such U.S. subsidiary, and shall apply to a vote of Global Indemnity as shareholder of a disregarded subsidiary that directly or indirectly owns non-United States subsidiaries treated as corporations for United States federal income tax purposes only if the subject matter of such vote pertains to such non-United States subsidiaries treated corporations. Notwithstanding, the directors in their sole and absolute discretion will require that the bylaws or articles of association, or similar organizational documents, of each Non-U.S. Regarded Subsidiary, whether currently in existence or subsequently organized, will contain provisions substantially similar to the one in Global Indemnity’s articles of association. Global Indemnity will enter into agreements with each such Non-U.S. Regarded Subsidiary, as reasonably necessary, to effectuate or implement the provision.
Corporate Governance
          The articles of association of Global Indemnity allocate authority over the management of Global Indemnity to the board of directors. The board of directors may then delegate management of Global Indemnity to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Global Indemnity. Global Indemnity has replicated the existing committees that were previously in place for UAI Ltd. which include an Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating and Governance Committee, Section 162(m) Committee and an Enterprise Risk Management Committee. Global Indemnity has also adopted UAI Ltd.’s previous corporate governance policies which include the Code of Business Conduct and Ethics, Corporate Communications Policy, Insider Trading Policy, and other policies pertaining to the Audit Committee.

Legal Name; Formation; Fiscal Year; Registered Office
          The legal and commercial name of the company is Global Indemnity public limited company. Global Indemnity was incorporated in Ireland, as a public limited company on March 9, 2010 with company registration number 481805. Global Indemnity’s fiscal year ends on December 31 and Global Indemnity’s registered address is Arthur Cox Building, Earlsfort Terrace, Dublin 2, Republic of Ireland.
Duration; Dissolution; Rights upon Liquidation
          Global Indemnity’s duration is unlimited. Global Indemnity may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the votes of the shareholders of Global Indemnity cast at a general meeting is required. Global Indemnity may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Global Indemnity has failed to file certain returns.
          The rights of the shareholders to a return of Global Indemnity’s assets on dissolution or winding up, following the settlement of all claims of creditors, is prescribed in Global Indemnity’s articles of association and may be prescribed in the terms of any preferred shares issued by the directors of Global Indemnity from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Global Indemnity. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Global Indemnity’s articles provide that the ordinary shareholders of Global Indemnity are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares, as the directors will fix at the time of issuance.
Uncertificated Shares
          Holders of ordinary shares of Global Indemnity will be entitled to a certificate for their shares. The transfer of ordinary shares in Global Indemnity could be subject to Irish stamp duty.
NASDAQ Listing
          The Global Indemnity Class A ordinary shares are listed on NASDAQ under the symbol “GBLI.” We do not plan to be listed on the Irish Stock Exchange at the present time.
No Sinking Fund
          The ordinary shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
          All issued and outstanding ordinary shares are duly and validly issued and fully paid.
Transfer and Registration of Shares
          Global Indemnity’s share register is maintained by its assistant company secretary. Registration in this share register will be determinative of membership in Global Indemnity. A shareholder of Global Indemnity who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially will not be registered in Global Indemnity’s official share register, as the depositary or other nominee will remain the record holder of such shares.
          A written instrument of transfer is required under Irish law in order to register on Global Indemnity’s official share register any transfer of shares from a person who holds such shares directly to any other person, or from a person who holds such shares beneficially to a person who holds such shares directly or from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares.

An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Global Indemnity’s official Irish share register.
          To the extent that stamp duty is due but has not been accounted for, Global Indemnity may, in its absolute discretion, pay (or cause one of its affiliates to pay) the outstanding stamp duty in respect of a transfer of shares. Global Indemnity’s articles of association provide that, in the event of any such payment, Global Indemnity (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the Global Indemnity ordinary shares on which we have paid stamp duty.
          Global Indemnity’s articles of association delegate to Global Indemnity’s secretary the authority to execute an instrument of transfer on behalf of a transferring party, which the secretary may do if for any reason such instrument is required and has not already been recorded with Global Indemnity. In order to help ensure that the official share register is regularly updated to reflect trading of Global Indemnity ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Global Indemnity for this purpose) or request that Global Indemnity execute an instrument of transfer on behalf of the transferring party in a form determined by Global Indemnity. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Global Indemnity’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on Global Indemnity’s official Irish share register (subject to the matters described below).
          The directors of Global Indemnity have general discretion to decline to register an instrument of transfer if:
          (i) the transfer is not in respect of one class of share only, or
          (ii) it appears to the directors, in their sole and absolute discretion, that any non-de minimis adverse tax, regulatory or legal consequences to Global Indemnity or any of its subsidiaries, shareholder or affiliate would result from such transfer (including if such consequence arises as a result of any U.S. Person owning Controlled Shares constituting 9.5% or more of the value of the Company or the voting shares of the Company (subject to certain exceptions), or
          (iii) such share has not been registered under the U.S. Securities Act of 1933, as amended from time to time, or is not exempt from registration under that Act, or a written opinion from counsel acceptable to the Company has not been obtained to the effect that registration of such transfer under the U.S. Securities Act of 1933, as amended from time to time, is not required.
          The directors may request from any shareholder information to determine whether any transfer should be permitted. If such information is not forwarded, the board of directors may decline to approve or register such transfer. The board of directors shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities, if such approval is required.
          The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the board of directors may from time to time determine.

DESCRIPTION OF THE DEPOSITARY SHARES
General
          We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.
          The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among Global Indemnity, a depositary selected by Global Indemnity and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.
Dividends and Other Distributions
          The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.
Withdrawal of Shares
          Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.
Redemption of Depositary Shares
          Whenever we redeem preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.
Voting the Preferred Shares
          Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement
          Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:
•	if all outstanding depositary shares have been redeemed;
•	if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of Global Indemnity and the distribution has been distributed to the owners; or
•	with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.
Charges of Depositary
          We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
          The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.
Miscellaneous
          The depositary will forward all reports and communications which it receives from us and which we are required to furnish to the holders of the preferred shares.
          Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.
Resignation and Removal of Depositary
          The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF THE DEBT SECURITIES
          The following description sets forth the material terms and provisions of the debt securities. The debt securities will be issued under an indenture, referred to in this prospectus as the indenture, between us and a trustee to be selected by us that will be named in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.
          The following is a summary of the material terms and provisions of the indenture and the debt securities. You should refer to the form of indenture and the form of debt security for complete information regarding the terms and provisions of the indenture and the debt securities.
General
          The indenture does not limit the aggregate principal amount of debt securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series. The indenture does not limit the amount of other indebtedness, or debt securities other than secured indebtedness, which we or our subsidiaries may issue.
          Unless otherwise provided in a prospectus supplement, the debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.
          Because we are a holding company, our rights and the rights of our creditors, including you, as a holder of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we are a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.
          Each prospectus supplement will describe the following terms of the offered debt securities:
•	the title of the series;
•	any limit on the aggregate principal amount;
•	the principal payment dates;
•	the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;
•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;
•	the interest payment dates and regular record dates;
•	whether and under what circumstances we will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the debt securities and, if so, whether and on what terms we will have the option to redeem the debt securities in lieu of paying these additional amounts;
•	whether and on what terms we will have the option to redeem the debt securities in lieu of paying additional amounts in respect of taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to any debt securities will be payable, where any debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;
•	whether any of the debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;
•	whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;
•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;
•	whether the debt securities will be convertible into ordinary shares and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;
•	if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;
•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the debt securities will be paid;
•	whether the principal of, any premium or interest on or any additional amounts on the debt securities will be payable, at our or your election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;
•	any index, formula or other method used to determine the amount of principal of, any premium or interest on or any additional amounts on the debt securities;
•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;
•	any deletions from, modifications of or additions to the events of default or covenants;
•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the debt securities;
•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered; and
•	any other terms of the debt securities and any other deletions from or modifications or additions to the indenture.

          We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.
          Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by us. Interest on debt securities issued in registered form:
•	may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and
•	will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.
          We will designate the initial paying agent, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, we are required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
          Unless otherwise set forth in the applicable prospectus supplement, you may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We are not required to:
•	issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing; or
•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
          Unless otherwise set forth in the applicable prospectus supplement, we will only issue the debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these securities and to payment on and transfer and exchange of these securities, will be described in the applicable prospectus supplement.
          The debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount.
          U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
          If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

          Unless otherwise set forth in the applicable prospectus supplement, other than as described below under “—Covenants Applicable to Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries,” the indenture does not limit our ability to incur indebtedness or protect holders of the debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of our outstanding indebtedness or otherwise affect our capital structure or credit rating.
Conversion and Exchange
          The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or your option, property or cash, ordinary shares, preferred shares or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.
Global Securities
          The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants as described below.
          The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.
Payment of Additional Amounts
          We will make all payments on the debt securities without withholding of any present or future taxes or governmental charges of Ireland, referred to as a taxing jurisdiction, unless we are required to do so by applicable law or regulation.
          If we are required to withhold amounts, we will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will be the same amount provided for in the debt security and the indenture.
          We will not be required to pay any additional amounts for:
•	any tax or governmental charge which would not have been imposed but for the fact that you:
•	were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the debt security;

•	presented the debt security for payment in the taxing jurisdiction, unless the debt security could not have been presented for payment elsewhere; or

•	presented the debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the debt security for payment within the 30-day period;
•	any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;
•	any tax or other governmental charge imposed on a payment to an individual and required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, a European Union Directive on the taxation of savings;

•	any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by us:
•	to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

•	to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or
•	any combination of the above items.
          In addition, we will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the senior debt security if the beneficiary or partner or beneficial owner would not have been entitled to the additional amounts had it been the holder of the senior debt security.
Covenants Applicable to Debt Securities
Limitation on Liens on Stock of Designated Subsidiaries
          Under the indenture, we will covenant that, so long as any debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless we concurrently provide that the debt securities and, if we elect, any other indebtedness that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are obligated, to provide such security, will be secured equally with this indebtedness for at least the time period this other indebtedness is so secured.
          The term “designated subsidiary” means any present or future consolidated subsidiary, the consolidated net worth of which constitutes at least 5% of our consolidated net worth.
          For purposes of the indenture, the term “indebtedness” means, with respect to any person:
•	the principal of and any premium and interest on:
•	indebtedness for money borrowed; and

•	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;
•	all capitalized lease obligations;
•	all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;
•	all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations (other than the obligations described above), entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the person of a demand for reimbursement following payment or a letter of credit;
•	all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and
•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.
Limitations on Disposition of Stock of Designated Subsidiaries
          The indenture also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by the indenture, we will not issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, we will not permit any designated subsidiary to issue, other than to us, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.
          However, we may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least at fair market value as determined by our board or if required by law or regulation. We may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary, the shares of capital stock of which we own at least 80% or, subject to the provisions described under “—Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by our board.
Consolidation, Amalgamation, Merger and Sale of Assets
          The indenture provides that:
•	we may not consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person; or
•	we may not permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us; unless:
•	the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, the Cayman Islands, Bermuda or any other country that is a member of the Organization for Economic Cooperation and Development;
•	the surviving entity expressly assumes the payment of all amounts on all of the debt securities and the performance of our obligations under the indenture and the debt securities;
•	the surviving entity provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; and
•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.
Events of Default
          Each of the following events will constitute an event of default under the indenture:

•	default in the payment of any interest on, or any additional amounts payable with respect to, any senior debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;
•	default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any senior debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance, or breach, of any covenant or warranty for the benefit of the holders of the debt securities, and the continuance of this default or breach for a period of 60 days after we have received written notice from the holders;
•	if any event of default under a mortgage, indenture or instrument under which we issue, or by which we secure or evidence, any indebtedness, including an event of default under any other series of debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after we have received written notice;
•	we fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
•	our bankruptcy, insolvency or reorganization; and
•	any other event of default, which will be described in the applicable prospectus supplement.
          If an event of default with respect to the debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the debt securities, of all outstanding debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.
          In connection with the issuance of any debt securities, the supplemental indenture shall provide that notwithstanding the foregoing, at our election, the sole remedy for the failure by us to comply with the covenant in the indenture requiring us to file with the trustee copies of the reports and other information it files with the SEC (“Global Indemnity’s SEC filing obligations”) and for any failure by us to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “TIA”), which similarly requires us to file with the trustee copies of the reports and other information it files with the SEC, shall, for the first 270 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the debt securities of such series at an annual rate equal to 0.25% of the principal amount of the debt securities. This additional interest will accrue on the debt securities from and including the date on which a failure to comply with Global Indemnity’s SEC filing obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which such failure shall have been cured or waived). On such 270th day (or earlier, if such failure is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such failure has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, prior to such 270th day, any such failure shall not be an event of default. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.
          The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default, the trustee will transmit notice of the default to each holder of the debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any senior debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders.
          If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of the series.
Modification and Waiver
          We and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:
•	change the stated maturity of the principal of, any premium or installment of interest on or any additional amounts with respect to any senior debt security;
•	reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any senior debt security;
•	change the obligation of Global Indemnity to pay additional amounts;
•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;
•	change the redemption provisions or adversely affect the right of repayment at the option of any holder;
•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any senior debt security is payable;
•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;
•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of debt securities in specified circumstances;
•	modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of debt securities, except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each senior debt security affected by the modification;
•	make any change that adversely affects the right to convert or exchange any senior debt security into or for our ordinary shares or other securities, whether or not issued by us, cash or property in accordance with its terms; or
•	modify any of the above provisions.
          We and the trustee may modify or amend the indenture and the debt securities of any series without the consent of any holder in order to, among other things:
•	provide for a successor to Global Indemnity pursuant to a consolidation, amalgamation, merger or sale of assets;
•	add to the covenants of Global Indemnity for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Global Indemnity;
•	provide for a successor trustee with respect to the debt securities of all or any series;
•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture, which will not adversely affect the interests of the holders of debt securities of any series;
•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;
•	add any additional events of default with respect to all or any series of debt securities;
•	secure the debt securities;
•	provide for conversion or exchange rights of the holders of any series of debt securities; or
•	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding.
          The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with specified covenants. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences with respect to the debt securities of that series, except a default:
•	in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series; or
•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding senior debt security of any series affected.

          Under the indenture, we must annually furnish the trustee with a statement regarding our performance of specified obligations and any default in our performance under the indenture. Global Indemnity is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform, or breach of, any covenant or warranty contained in the indenture or the debt securities.
Discharge, Defeasance and Covenant Defeasance
          We may discharge our payment obligations on the debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the indenture, except for certain ministerial obligations, like registering transfers or exchanges of the debt securities, which we refer to as covenant defeasance.
          Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on and any additional amounts with respect to, the debt securities on the scheduled due dates.
          We may only do this if, among other things:
•	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;
•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and
•	we have delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service (the “IRS”) received by us, a revenue ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the indenture.
New York Law to Govern
          The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the state of New York.
Information Concerning the Trustee
          The trustee under the indenture will be selected by us and will be named in the applicable prospectus supplement. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.
          Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE
CLASS A ORDINARY SHARES OR PREFERRED SHARES
          The following summary sets forth the material terms and provisions of the Class A ordinary share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between us and a stock warrant agent to be selected at the time of issue.
General
          The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:
•	the offering price, if any;
•	the designation and terms of the Class A ordinary shares or preferred shares purchasable upon exercise of the stock warrants;
•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;
•	the number of Class A ordinary shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;
•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;
•	a discussion of the material U.S. federal income tax considerations;
•	any call provisions;
•	the currency in which the offering price, if any, and exercise price are payable;
•	the anti-dilution provisions of the stock warrants; and
•	any other terms of the stock warrants.
          The Class A ordinary shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.
Exercise of Stock Warrants
          You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc., which we refer to in this prospectus as FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the Class A ordinary shares or the preferred shares, as the case may be, a certificate representing the number of Class A ordinary shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.
Anti-dilution and Other Provisions
          The exercise price payable, the number and class of Class A ordinary shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:
•	the issuance of a stock dividend to holders of Class A ordinary shares or preferred shares; and
•	a combination, subdivision or reclassification of Class A ordinary shares or preferred shares.
          In lieu of adjusting the number of Class A ordinary shares or preferred shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of ordinary shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.
No Rights as Shareholders
          You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of Global Indemnity in respect of the stock warrant.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
          The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between us and a debt warrant agent to be selected at the time of issue.
General
          The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:
•	the offering price, if any;
•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;
•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;
•	a discussion of the material U.S. federal income tax considerations;
•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;
•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;
•	the anti-dilution provisions of the debt warrants; and
•	any other terms of the debt warrants.
          You, as a debt warrant holder, will generally not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the indenture.
Exercise of Debt Warrants
          You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS
          We may issue stock purchase contracts, representing contracts obligating you to purchase from us, and obligating us to sell to you, a specified number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.
          The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase the ordinary shares under the stock purchase contracts, either:
•	our debt securities; or
•	debt obligations of third parties, including U.S. Treasury securities.
          The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.
          The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts and discuss the material U.S. federal income tax considerations related to such stock purchase contracts or stock purchase units. However, that description will not purport to be complete and will be qualified in its entirety by reference to:
•	the stock purchase contracts;
•	the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and
•	if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION
          We may sell offered securities in any one or more of the following ways from time to time:
•	through agents;
•	to or through underwriters;
•	through dealers; or
•	directly to purchasers.
The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities and the proceeds to us from the sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which may be changed from time to time.
          The distribution of the offered securities may be effected from time to time:
•	in one or more transactions at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
          Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, of the offered securities so offered and sold.
          If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;

•	at fixed public offering prices; or
•	at varying prices determined by the underwriters at the time of sale.
          In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.
          We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.
          If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
          Offers to purchase offered securities may be solicited directly by us, and the sale of the offered securities may be made by us directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.
          Offered securities may also be offered and sold upon the exercise of rights to be granted by us on a pro rata basis to all of our existing security holders of the class of offered securities to which the rights attach. The rights would be issued by us without consideration and may or may not be transferable by the persons receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.
          Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.
          Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.
          We may authorize underwriters or other persons acting as our agents to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

          Each series of offered securities will be a new issue and, other than the Class A ordinary shares, which are listed on the NASDAQ Global Select Market, will have no established trading market. We may elect to list any series of offered securities on an exchange and, in the case of the Class A ordinary shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we are not obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
          Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
LEGAL MATTERS
          Certain matters as to Irish law will be passed upon for us by Arthur Cox, Solicitors. Certain matters as to U.S. federal and New York law in connection with this offering will be passed upon for us by Simpson Thacher & Bartlett LLP.
EXPERTS
          The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS AND OTHER MATTERS
          Global Indemnity is an Irish public limited company. In addition, from time to time, some of its directors and officers may reside outside the United States, and all or a substantial portion of their assets and Global Indemnity’s assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. based directors and officers or to recover against Global Indemnity, or such directors and officers, or obtain judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws against them.
          However, Global Indemnity may be served with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of the securities made hereby by serving United National Insurance Company, located at Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, our U.S. agent irrevocably appointed for that purpose.
          We have been advised by Arthur Cox, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:
•	The judgment must be for a definite sum;
•	The judgment must be final and conclusive; and
•	The judgment must be provided by a court of competent jurisdiction.
          An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents we file with the SEC under the Exchange Act is 000-50511.
          We are allowed to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:
•	Global Indemnity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010;
•	Global Indemnity’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011; and
•	Global Indemnity’s Current Reports on Form 8-K, filed March 28, 2011 (Item 5.02), April 12, 2011 (Items 5.02 and 9.01) and June 16, 2011 (Item 5.07).
          Notwithstanding the foregoing, unless expressly incorporated into this prospectus, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this registration statement.
          You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address:
United National Insurance Company
Three Bala Plaza East, Suite 300
Bala Cynwyd, PA 19004
Telephone: (610) 664-1500

$199,852,172
GLOBAL INDEMNITY PLC
Class A Ordinary Shares, Class B Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants to Purchase Class A Ordinary Shares,
Warrants to Purchase Preferred Shares,
Warrants to Purchase Debt Securities, Stock Purchase Contracts and
Stock Purchase Units
PROSPECTUS
July 7, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant, in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$13,632
Accounting fees and expenses	25,000	(1)
Legal fees and expenses	100,000	(1)
Printing fees	25,000	(1)
Rating agency fees	250,000	(1)
Trustee fees and expenses	25,000	(1)
Miscellaneous fees and expenses	38,210	(1)

Total	$450,000	(1)

(1)	Estimated.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          Global Indemnity’s articles of association confer the ability to give an indemnity to its directors and secretary in more limited circumstances than the analogous indemnity in UAI Ltd.’s articles of association. The Irish Companies Acts prescribe that this indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the secretary of Global Indemnity. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director or secretary and the company.
          Global Indemnity’s articles of association also contain indemnification and expense advancement provisions for persons who are not directors or the secretary of Global Indemnity.
          In addition, UAI Ltd. entered into indemnification agreements with each of Global Indemnity’s directors and secretary, as well as with individuals who serve as executives of Global Indemnity or directors or officers of Global Indemnity subsidiaries, providing for the indemnification of, and advancement of expenses to, these persons by UAI Ltd. UAI Ltd.’s obligations under the indemnification agreements is guaranteed by each of its subsidiary United America Indemnity Group, Inc. and Wind River Reinsurance Company, Ltd.
ITEM 16. EXHIBITS.
          See the Exhibit Index that immediately follows the signature pages to this registration statement, which is incorporated herein by reference.
ITEM 17. UNDERTAKINGS.
          The undersigned registrant hereby undertakes:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

1

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (e) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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     (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
          (h) The undersigned registrant hereby undertakes that:
     (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.
     (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (i) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

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SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Global Indemnity plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bala Cynwyd, State of Pennsylvania, on the 7th day of July, 2011.

GLOBAL INDEMNITY PLC
By:	/s/ Larry A. Frakes
	Name:	Larry A. Frakes
	Title:	Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Saul A. Fox	Chairman and Director	July 7, 2011
Saul A. Fox

/s/ Larry A. Frakes	President, Chief Executive	July 7, 2011
Larry A. Frakes	Officer and Director (Principal Executive Officer)

/s/ Thomas M. McGeehan	Senior Vice President and	July 7, 2011
Thomas M. McGeehan	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Seth J. Gersch	Director	July 7, 2011
Seth J. Gersch

/s/ Mary R. Hennessy	Director	July 7, 2011
Mary R. Hennessy

/s/ James R. Kroner	Director	July 7, 2011
James R. Kroner

/s/ Chad A. Leat	Director	July 7, 2011
Chad A. Leat

/s/ Michael J. Marchio	Director	July 7, 2011
Michael J. Marchio

/s/ James W. Crystal	Director	July 7, 2011
James W. Crystal

/s/ Larry A. Frakes	Authorized Representative in	July 7, 2011
Larry A. Frakes	the United States of America

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Form of Underwriting Agreement relating to ordinary shares*

1.2	Form of Underwriting Agreement relating to preference shares and depositary shares*

1.3	Form of Underwriting Agreement relating to debt securities*

3.1	Memorandum and Articles of Association of Global Indemnity plc (incorporated by reference to Exhibit 3.1 to Global Indemnity’s 8-K12B filed on July 2, 2010)

3.2	Certificate of Incorporation of Global Indemnity plc, an Irish public limited company (incorporated by reference to Exhibit 3.2 to Global Indemnity’s 8-K12B filed on July 2, 2010)

4.1	Form of Indenture of Global Indemnity plc

4.2	Form of Debt Security of Global Indemnity plc*

4.3	Form of Certificate of Designations, Preferences and Rights relating to the Preferred Shares of Global Indemnity plc*

4.4	Form of Deposit Agreement, including the form of depositary receipt*

4.5	Form of Warrant Agreement*

4.6	Form of Share Purchase Contract Agreement*

4.7	Form of Share Purchase Units*

5.1	Opinion of Arthur Cox, Solicitors

5.2	Opinion of Simpson Thacher & Bartlett LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Arthur Cox, Solicitors (included in Exhibit 5.1)

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)

24.1	Power of Attorney Global Indemnity plc

99.1	Form F-N

*	To be filed by amendment or on Form 8-K and incorporated by reference herein in connection with an offering of securities.